UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 27, 2014

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100 West Lafayette, Indiana 47906
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	765-463-7175

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2014, Endocyte, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein (collectively, the "Underwriters"), in connection with the public offering of up to 5,175,000 shares of the Company's common stock (the "Shares"). The sale of the Shares is expected to close on April 2, 2014, subject to customary closing conditions.

The offering of the Shares was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-194791), the prospectus dated March 25, 2014, and the related prospectus supplement dated March 27, 2014.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The legal opinion of Faegre Baker Daniels LLP relating to the validity of the Shares sold in the public offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of March 27, 2014, among the Company, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc.
5.1	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2014

ENDOCYTE, INC.

By:	/s/ Michael A. Sherman
Michael A. Sherman,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of March 27, 2014, among the Company, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc.
5.1	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).